Exhibit 31.1

CERTIFICATIONS UNDER SECTION 302

I, David J. Mazzo, certify that:

1. I have reviewed this Amendment No. 1 to the annual report on Form 10-K/A of Lisata Therapeutics, Inc.; and
2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 28, 2026

/s/ David J. Mazzo
Name: David J. Mazzo, PhD
Title: President & Chief Executive Officer
(Principal Executive Officer)